Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Accounting Officer of Capital Group Holdings, Inc. (the “Company”), each certifies that, to his knowledge, on the date of this certification:

1. The annual report of the Company for the period ending September 30, 2010 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CAPITAL GROUP HOLDINGS. INC. FKA OASIS ONLINE TECHNOLOGIES CORP
July 31, 2012	/s/ Erik J. Cooper
By:	Erik J. Cooper
Its:	Chairman President Chief Executive Officer

July 31, 2012	/s/ Eric Click
By:	Eric Click
Its:	Director Secretary Treasurer Chief Financial Officer Chief Operating Officer Principal Accounting Officer